Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment 85 and 87 to the Registration Statement on Form N-1A of AdvisorShares Trust and to the use of our report dated August 28, 2013 on the financial statements and financial highlights of Accuvest Global Long Short ETF, Accuvest Global Opportunities ETF, Cambria Global Tactical ETF, Global Alpha & Beta ETF, Global Echo ETF, Madrona Domestic ETF, Madrona Global Bond ETF, Madrona International ETF, Meidell Tactical Advantage ETF, Newfleet Multi-Sector Income ETF, Peritus High Yield ETF, Pring Turner Business Cycle ETF, QAM Equity Hedge ETF, Ranger Equity Bear ETF, STAR Global Buy-Write ETF, TrimTabs Float Shrink ETF and WCM/BNY Mellon Focused Growth ADR ETF, each a series of AdvisorShares Trust. Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania

October 28, 2013